Exhibit 10.1

SHARE EXCHANGE AGREEMENT

among

RTG VENTURES, INC.,

& CLOUD CHANNEL LTD.

& SUBSIDIARIES

March 31, 2010

LIST OF EXHIBITS AND SCHEDULES
To be added

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is made and entered into on March 31st, 2010 by and among RTG VENTURES, INC., a Florida corporation (“RTG”), and CLOUD CHANNEL LIMITED. ,a  UK private company limited by shares  (“Cloud Channel”, and  the “Sellers”).

W I T N E S S E T H:

WHEREAS, RTG Ventures had previously entered into a proposed Share Purchase Agreement with ANHL and NMTV on March 20th, 2007, which was amended several times up to and including January 20th, 2010, those companies having wholly failed to give their due consideration, the contract having thus been Rescinded by RTG; COME NOW the respective Boards of Directors of RTG and CLOUD CHANNEL, which have determined that it is fair to and in the best interests of their respective corporations and stockholders for RTG and CLOUD CHANNEL to effect a share exchange pursuant to which all of the outstanding shares of the Company will be exchanged for shares of RTG (the “Exchange”) upon the terms and subject to the conditions set forth herein; and

WHEREAS,  CLOUD CHANNEL have purchased companies, with RTG's signed approval, using RTG's preferred stock which will be distributed following Closing; and

WHEREAS, the respective Boards of Directors of RTG and CLOUD CHANNEL have approved this Agreement and the Exchange in accordance with Section 607.0821 of the Florida Business Corporations Act (the “FBCA”) and the Companies Act;

WHEREAS, the respective stockholders of RTG and CLOUD CHANNEL have approved by written consent pursuant to Section 607.0704 of the FBCA and Company Act respectively, this Agreement and the transactions contemplated and described hereby including, without limitation, the Exchange; and

WHEREAS, the parties hereto intend that the Exchange contemplated herein shall qualify as a tax free exchange within the meaning of Section 368(a)(1)(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1
THE EXCHANGE.

1.1           Exchange of Shares. Subject to the terms and conditions of this Agreement Sellers shall sell, assign, convey and set over unto RTG 10,000,000 (Ten Million) ordinary shares, £ .0001 per share par value of the Company (the “Company Shares”), constituting all of the outstanding shares of capital stock of the Company; and RTG shall issue and transfer to Sellers 500,000 from an aggregate amount of  1,273,059 (One Million Two Hundred Thousand Seventy Three and Fifty-Nine) preferred shares which convert into of its common stock, .001 par value per share (the “RTG Common Stock”). The conversion rate is calculated in each individual contract and agreed by RTG.  It is acknowledged and approved by both Boards that the majority of these shares are to be consideration for acquisitions and asset purchases by Cloud Channel. All shares in escrow will be voted by management.

1.2           Directors and Officers. The same Directors and Officers shall carry forth, a new Chairman shall be appointed post closing.

1.3           Exchange of Certificates. At the Closing, Sellers shall deliver to RTG all preferred certificates evidencing the Company Shares, duly endorsed in blank or with appropriate stock powers, and RTG shall place with RTG's transfer agent a certificate, registered in the name of each Seller, representing the number of shares of RTG Preferred Shares set forth opposite such Seller’s name on Exhibit A hereto.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF CLOUD CHANNEL AND THE COMPANY.

CLOUD CHANNEL and the Company hereby jointly and severally represent and warrant to RTG as follows:

2.1	Organization, Standing, Subsidiaries, Etc.

(a)           Each of Holding, the Company and each of the Company’s direct and indirect subsidiaries (the Company and such Subsidiaries being sometimes hereinafter referred to collectively as, the “Companies” and individually as, as a “Company”) is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization and has all requisite power and authority (corporate and otherwise) to carry on its business, to own or lease its properties and assets, to enter into and perform this Agreement. Copies of the Organizational Documents (as defined in Article 10 hereof) of each of CLOUD CHANNEL, the Company and all direct and indirect subsidiaries of the Company that have been delivered to the Law Offices of David E. Price, PC prior to the execution of this Agreement are true and complete and have not since been amended, modified, restated or repealed.

(b)           Except as set forth on Schedule 2.1 hereto, the Company does not have any subsidiaries or own any direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

2.2           Qualification. Each of the Companies is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of the Companies taken as a whole (the “Condition of the Companies”). None of the Companies is qualified to conduct business in any jurisdiction other than as set forth on Schedule 2.2 hereto.

2.3           Corporate Acts and Proceedings. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors and approved by the requisite vote of the stockholders of the Company and all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of this Agreement and the consummation of the Exchange by CLOUD CHANNEL and the Company have been validly and appropriately taken.

2.4           Binding Obligations. This Agreement constitutes the legal, valid and binding obligations of CLOUD CHANNEL and each Company and is enforceable against CLOUD CHANNEL and each Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.5           Tax Returns and Audits. All required federal, state, local and foreign Tax Returns (as defined in Article 10 hereof) of the Companies have been accurately prepared and duly and timely filed, and all Taxes (as defined in Article 10 hereof) required to be paid with respect to the periods covered by such returns have been paid. None of the Companies is or has been delinquent in the payment of any Tax. None of the Companies has had a Tax deficiency proposed or assessed against it and or has executed a waiver of any statute of limitations on the assessment or collection of any Tax. None of the Companies’ tax returns has been audited by any governmental authority. The reserves for Taxes reflected on the Balance Sheets are and will be sufficient for the payment of all unpaid Taxes payable by the Companies as of the Balance Sheet Date. Since the Balance Sheet Date, the Companies have made adequate provisions on their books of account for all Taxes with respect to their businesses, properties and operations for such period. The Companies have withheld or collected from each payment made to each of their employees the amount of all taxes required to be withheld or collected therefrom, and have paid the same to the proper Tax receiving officers or authorized depositaries. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Companies now pending, and none of the Companies has received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. None of the Companies has agreed or is required to make any adjustments by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired. None of the Companies (i) is a party to, is bound by or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten (collectively, “Tax Sharing Agreements”), or (ii) has any potential liability or obligation to any person as a result of, or pursuant to, any such Tax Sharing Agreements.

2.6           Intellectual Property. The exhibit attached hereto on Schedule 2.6 contains a true and complete list of: (i) all trademarks, trade names, service marks, copyrights and patents owned by the Companies; (ii) all applications filed by the Companies for or with respect to any of the items listed in (i); (iii) all licenses or other rights to use any patents, trademarks, service marks, tradenames, copyrights, proprietary technology or other intellectual property to which any of the Companies is a party (whether as licensor or licensee); and (iv) all other proprietary technology and intellectual property developed by any of the Companies or used in their business (collectively, the “Intellectual Property”). Each of the registered trademarks, trade names, service marks, copyrights and patents listed in has been validly issued and, except as set forth on Schedule 2.6(b), is owned by the Companies free and clear of all liens, claims and encumbrances. Except as set forth herein the Companies have the exclusive rights to use all such trademarks, trade names, service marks, copyrights and patents. None of the Intellectual Property is subject to challenge by any third party and none of the Companies is aware of any fact or circumstance which would form the basis for such a challenge. There is no pending or, to the Companies’ best knowledge, threatened claim, and none of the Companies is aware of any fact or circumstance which would form the basis for any claim, that the Companies’ use or intended use of the Intellectual Property has, does or would infringe any patent, trademark, trade name, service mark, trade secret, know-how or other proprietary right of any other person or entity. The Companies have duly maintained their rights in all of the Intellectual Property; and none of the Companies is aware of any infringement, or any fact or circumstance which would form the basis for any claim for infringement, of any of the Intellectual Property. The Intellectual Property constitutes all of the proprietary property and rights necessary for the conduct of the Companies’ business as presently conducted and as proposed to be conducted.

2.7           Litigation. Except as set forth on Schedule 2.7 hereof, there is no legal action, suit, arbitration or other legal, administrative or governmental proceeding pending or, to the Companies’ best knowledge, threatened against or affecting any of the Companies or any of their respective properties, assets or business, and after reasonable investigation, the Companies are not aware of any incident, transaction, occurrence, fact or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. None of the Companies is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

2.8           Compliance with Laws; Licenses, Approvals and Other Authorizations. Schedule 2.8 lists all licenses, permits, registrations, orders, memberships, approvals and other authorizations required for the conduct of the Companies’ business. To the Companies’ best knowledge, the Companies have complied and are currently in compliance in all material respects with all applicable laws, ordinances, rules, regulations and orders (including, without limitation, those issued by any self-regulatory organization or administrative agency), with which failure to comply would adversely affect the Condition of the Companies. Each of the Companies has filed all applications, reports and statements, together with any amendments required to be made with respect thereto, required to be filed with any governmental or regulatory authority, securities exchange or self-regulatory organization or any agency having jurisdiction over such Company, its business or operations. Each license, permit, registration, order, membership, approval and other authorization which is required to carry on the Companies’ business as presently conducted has been duly obtained and is in full force and effect and the Companies are not aware of any fact or circumstance which would result in the suspension, limitation, termination or revocation of any of such license, permit, registration, order, membership, approval or authorization.

2.9           Interested Party Transactions. No officer, director or stockholder of the Companies or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Companies has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Companies or (ii) purchases from or sells or furnishes to the Companies any goods or services, or (b) a beneficial interest in any contract or agreement to which any of the Companies is a party or by which any of them may be bound or affected.

2.10           Books and Records. The books of account and other financial and corporate records of the Companies are in all material respects complete, correct and up to date, with all necessary signatures, and are in all material respects accurately reflected in the Financial Statements.

2.11           Accounts Receivable. All accounts receivable of the Companies arose from bona fide transactions made in the ordinary course of business and represent services rendered or products sold in the ordinary course of business. All such accounts receivable are fairly presented and are the result of arms-length transactions with third parties. The collectability of the accounts receivable will not be impaired by any statute of limitations, right of set-off, counterclaim or defense.

2.12           Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article 2 are qualified by “knowledge” or “belief,” CLOUD CHANNEL and the Company jointly and severally represent and warrant that they have made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry of their directors, officers and key personnel.

2.13           Disclosure. There is no fact relating to the Companies that the Companies have not disclosed to RTG in writing which has had or is currently having a material and adverse effect or, insofar as CLOUD CHANNEL and the Company can now foresee, will materially and adversely affect, the Condition of the Companies. No representation or warranty by the CLOUD CHANNEL and the Company herein and no information disclosed in the Schedules or Exhibits hereto by CLOUD CHANNEL and the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF RTG

RTG represents and warrants to CLOUD CHANNEL and the Company as follows. Notwithstanding anything to the contrary contained herein, disclosure of items in the RTG SEC Documents (as defined below) shall be deemed to be disclosure of such items for all purposes under this Agreement, including, without limitation, for all applicable representations and warranties of RTG:

3.1           Organization and Standing. RTG is a corporation duly organized and existing in good standing under the laws of the State of Florida. RTG has heretofore delivered to the Company complete and correct copies of its Articles of Incorporation and By-laws as now in effect. RTG has full corporate power and authority to carry on its business as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets. RTG does not have any subsidiaries.

3.2           Corporate Authority. RTG has full corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby. All corporate acts and proceedings required for the authorization, execution, delivery and performance of this Agreement and all other agreements and documents to be executed and delivered by RTG hereunder have been duly and validly taken or will have been so taken prior to the Closing. Each of such agreements and documents constitutes a legal, valid and binding obligation of RTG, enforceable against RTG in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity.

3.3           Capitalization of RTG. The authorized capital stock of RTG consists of 200,000,000 shares of common stock, .001 par value per share (the “RTG Common Stock”) and 2,000,000 shares of preferred stock, $.001 par value per share (the “RTG Preferred Stock”), of which there are none issued.  There is no voting trust, agreement or arrangement among any of the beneficial holders of RTG Common Stock affecting the nomination or election of directors or the exercise of the voting rights of RTG Common Stock.  All outstanding shares of the capital stock of RTG have been duly and validly issued and are fully paid and non-assessable and none of such shares has been issued in violation of the preemptive rights of any person.

3.4           Validity of Shares. The shares of RTG Preferred Stock to be reserved at closing in accordance with the terms and condition of this Agreement shall be duly and validly issued, fully paid and non-assessable.

3.5           SEC Reporting and Compliance.

(a)           RTG filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form SB-2 under the Securities Act which became effective on or about November 19, 2002.

(b)           RTG is not an investment Company within the meaning of Section 3 of the United States Investment Company Act of 1940, as amended.

3.6           Financial Statements. The balance sheets and statements of operations, stockholders’ equity and cash flows contained in the RTG SEC Documents (the “RTG Financial Statements”) (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of RTG and (iii) present fairly in all material respects the financial condition of RTG at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

3.7           Compliance with Laws and Other Instruments. The execution, delivery and performance by RTG of this Agreement and the other agreements to be made by RTG pursuant to or in connection with this Agreement and the consummation by RTG of the transactions contemplated hereby will not cause RTG to violate or contravene (i) any applicable provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (v) any provision of its charter or By-laws as amended and in effect on and as of the Closing Date and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or contract to which RTG is a party or by which RTG or any of its assets or properties is bound.

3.8            No General Solicitation. In issuing the RTG Common Stock in the Exchange hereunder, neither RTG nor anyone acting on its behalf has offered to sell the RTG Common Stock by any form of general solicitation or advertising.

3.9            Binding Obligations. This Agreement constitutes the legal, valid and binding obligation of RTG, enforceable against RTG in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.10           Absence of Undisclosed Liabilities. Other than as set forth on Schedule 3.11 hereto, RTG does not have any material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except: (i) as disclosed in the RTG SEC Documents; (ii) to the extent set forth on or reserved against in the balance sheet of RTG in the most recent RTG SEC Document filed by RTG (the “RTG Balance Sheet”) or the notes to the RTG Financial Statements; (iii) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the RTG Balance Sheet which appears in the most recent RTG SEC Document filed by RTG (the “RTG Balance Sheet Date”), none of which (individually or in the aggregate) materially and adversely affects the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of RTG (the “Condition of RTG”), and (d) by the specific terms of any written agreement, document or arrangement attached as an exhibit to the RTG SEC Documents. RTG is current in all SEC filings & most recent financials are listed as public documents for review.

3.11           Tax Returns and Audits. All required Federal, state and local Tax Returns of the RTG have been accurately prepared in all material respects and duly and timely filed, and all Federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid.

3.12           Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of RTG, threatened against or affecting RTG or their properties, assets or business. To the knowledge of RTG, RTG is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

3.13           Disclosure. There is no fact relating to RTG that RTG has not disclosed to CLOUD CHANNEL and the Company in writing that materially and adversely affects nor, insofar as RTG can now foresee, will materially and adversely affect, the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of RTG. No representation or warranty by RTG herein and no information disclosed in the Schedules or Exhibits hereto by RTG contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE 4
ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS.

CLOUD CHANNEL hereby jointly and severally represents and warrants, and each Outside Seller hereby severally and not jointly represents and warrants, to RTG as follows:

4.1           Reliance Upon Representations. This Agreement is made with RTG in reliance upon such Sellers’ representations to RTG, which by its execution of this Agreement such Seller hereby confirms, for itself and on behalf of its designees to whom shares of RTG Common Stock may be issued hereunder (such designees being herein referred to together with Sellers as, the “Share Recipients”) that the shares of RTG Common Stock to be received by the Share Recipients as consideration hereunder will be acquired for investment for such Share Recipients’ own accounts, not as nominees or agents, and not with a view to the resale or distribution of all or any part thereof, and that no Share Recipient has any present intention of selling, granting any participation in, or otherwise distributing any of the shares of RTG Common Stock to be received by it hereunder. By executing this Agreement, CLOUD CHANNEL further represents, for itself and on behalf of the Share Recipients that no Share Recipient has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation's to such person or to any third person, with respect to any of such shares of RTG Common Stock.

4.2           Restricted Stock  Seller understands that the shares of RTG Preferred stock being reserved  hereunder are not and will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of such shares hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that RTG’s reliance on such exemption is based in part on such Seller’s representations set forth herein; and such Seller acknowledges and agrees that the basis for such exemption may not be present if, notwithstanding such representations, such Seller has in mind merely acquiring such shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. No Share Recipient has any such intention.

4.3           Receipt of Information.  Seller believes that it has received all the information it considers necessary or appropriate for deciding whether to acquire the shares of RTG Stock, both Common and Preferred hereunder. Such Seller further represents that it has had an opportunity to ask questions and receive answers from RTG regarding the terms and conditions of the offering of the shares of RTG and the business, properties, prospects and financial condition of RTG and to obtain additional information (to the extent that RTG possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

4.4           Restricted Securities. Each Seller understands that the shares of RTG Common Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering such shares or an available exemption from registration under the Securities Act, such shares must be held indefinitely. In particular, each Seller is aware that such shares may not be sold pursuant to Regulation S or Rule “144” under the Securities Act unless all of the conditions of such Regulation or Rule (as the case may be) are met. Among the conditions for use of Rule 144” is the availability of current information to the public about RTG.

4.5           Legends: To the extent applicable, each certificate or other document evidencing any of the shares of RTG Common Stock shall be endorsed with the legend set forth below, and no Share Recipient shall transfer any shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED AND SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

4.6           Representation By Counsel. Such Seller has been represented by counsel and has had adequate opportunity to consult with such counsel, in connection with its entering into this Agreement and agreeing to the transactions contemplated hereby.

ARTICLE 5
CONDUCT OF THE COMPANIES’ BUSINESS PENDING THE EXCHANGE.

5.1           Conduct of Business by the Companies Pending the Exchange. Prior to the Closing, unless RTG shall otherwise agree in writing or as otherwise contemplated by this Agreement:

(a)           the business of the Companies shall be conducted only in the ordinary course;

(b)           the Companies shall not: (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of their capital stock; (ii) amend their Organizational Documents, except to effectuate the transactions contemplated in the Schedules hereto; or (iii) split, combine or reclassify any of the outstanding Companies Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

(c)           the Companies shall not: (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire any shares of, Companies Stock; (ii) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction other than in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (v) except as contemplated by this Agreement, enter into any contract, agreement,commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination;

(d)           CLOUD CHANNEL and the Company shall use their respective best efforts to preserve intact the business organization of the Companies, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it;

(e)           the Companies will not, nor will they authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by them to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below). The CLOUD CHANNEL and the Company will promptly advise RTG orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a consolidation or other business combination involving any of the Companies or for the acquisition of a substantial equity interest in it or any material assets of any of them other than as contemplated by this Agreement. The Companies will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing; and

(f)           the Companies will not enter into any new employment agreements with any of their officers or employees or grant any increases in the compensation or benefits of their officers and employees or amend any employee benefit plan or arrangement.

5.2           Conduct of Business by RTG Pending the Exchange. Prior to the Closing, unless CLOUD CHANNEL shall otherwise agree in writing or as otherwise contemplated by this Agreement:

(a)           the business of RTG shall be conducted only in the ordinary course; provided, however, that RTG shall take the steps necessary to have discontinued its existing business without liability to RTG as of the Closing Date;

(b)           RTG shall not: (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its charter or By-laws other than to effectuate the transactions contemplated hereby; or (iii) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock; and

(c)           RTG shall not: (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock; (ii) acquire or dispose of any assets other than in the ordinary course of business; (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction except in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business contract or enter into any negotiations in connection therewith.

(d)           RTG will not, nor will it authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by it to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph). RTG will promptly advise CLOUD CHANNEL orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a consolidation or other business combination involving RTG or for the acquisition of a substantial equity interest in either of them or any material assets of either of them other than as contemplated by this Agreement. RTG will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing; and

(e)           RTG will not enter into any new employment agreements with any of their officers or employees or grant any increases in the compensation or benefits of their officers and employees.

ARTICLE 6
ADDITIONAL AGREEMENTS.

6.1           Access and Information. CLOUD CHANNEL and RTG shall each afford to the other and to the others accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Closing to all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 6.1 shall affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information (other than such information which: (i) is already in such party’s possession; (ii) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors; or (iii) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; provided, however, that (A) any such information may be disclosed to such party’s directors, officers, employees and representatives of such party’s advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information), (B) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing, and (C) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request; provided, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information which is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished. If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

6.2           Publicity. No party shall issue any press release or public announcement pertaining to the Exchange that has not been agreed upon in advance by RTG, CLOUD CHANNEL and the Company, except as RTG reasonably determines to be necessary in order to comply with the rules of the SEC or of the principal trading exchange or market for RTG Common Stock, provided, that in such case RTG will use its best efforts to allow CLOUD CHANNEL review and reasonably approve any same prior to its release.

6.3           Auditors. For a period of three years following the Closing, RTG shall retain the services of Sherb & Co., LLP as their independent auditors to review and audit RTG’s financial statements.

6.4           Transfer Agent. For a period of three years after the Closing Date, RTG shall retain the services of Madison Stock Transfer, Inc. as its transfer agent for the RTG Common Stock and any other securities issued by RTG during such period.

6.5           Attorney – the companies acknowledge and agree that the Law Offices of David E. Price, PC shall be retained as corporate counsel.

6.6           Additional Equity Securities. For a period of six months following the Closing Date, RTG shall not issue any additional equity securities other than as provided in this Agreement or as consideration for the acquisition of another company or business or as part of a registered public offering.

ARTICLE 7
CLOSING; CONDITIONS OF PARTIES’ OBLIGATIONS.

7.1           Closing. The closing of the Exchange (the “Closing”) shall take place on March 31st, 2010, and at such time as the parties shall agree. The Closing shall occur at the offices of David E. Price, PC. At the Closing, all of the documents, certificates, agreements, opinions and instruments referenced in this Article 7 will be executed and delivered as described herein. All actions to be taken at the Closing shall be deemed to be taken simultaneously.

7.2           Conditions to RTG’s Obligations. The obligations of RTG under this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by RTG.

(a)           No Errors, etc. The representations and warranties of CLOUD CHANNEL and the Company under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b)           Compliance with Agreement. CLOUD CHANNEL and the Company shall have performed and complied with in all material respects all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

(c)           No Default or Adverse Change. There shall not exist on the Closing Date any Default or Event of Default or any event or condition that, with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default (each as defined in Article10 hereof) and, since the Balance Sheet Date, there shall have been no material adverse change in the Condition of the Companies.

(d)           No Restraining Action. No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the carrying out of the transactions contemplated hereby.

(e)           Supporting Documents. RTG shall have received the following:

(i)           Copies of resolutions of the respective Boards of Directors of the Company and CLOUD CHANNEL and of the majority stockholder of the Company, each certified by the Secretary of CLOUD CHANNEL or the Company (as appropriate), authorizing and approving the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered pursuant hereto;

(ii)           A Certificate of incumbency executed by the Secretary of each of CLOUD CHANNEL and the Company certifying the names, titles and signatures of the officers authorized to execute any documents referred to in this Agreement and further certifying that the respective Organizational Documents of CLOUD CHANNEL and the Company delivered to RTG at the time of the execution of this Agreement have been validly adopted, are in full force and effect and have not been amended, modified, restated or superseded;

(iii)           Evidence as of a recent date of the good standing and corporate existence of CLOUD CHANNEL and each of the Companies issued by the relevant authorities acceptable to counsel for RTG and evidence that CLOUD CHANNEL and each of the Companies are qualified to transact business as foreign corporations and are in good standing in each state of the United States and in each other jurisdiction where the character of the properties owned or leased by them or the nature of their activities makes such qualification necessary; and

(iv)           Such additional supporting documentation and other information with respect to the transactions contemplated hereby as RTG may reasonably request.

(g)           Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to RTG. CLOUD CHANNEL and the Company shall furnish to RTG such supporting documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 7.2 as RTG or its counsel may reasonably request.

(I)           Completion of Due Diligence Review. RTG shall have satisfactorily completed its due diligence review of CLOUD CHANNEL and the Companies.

(j)           Consulting Agreement. RTG shall have executed and delivered a Consulting Agreement, substantially in the form annexed hereto as Exhibit E.

(k)           Business Plan. CLOUD CHANNEL and the Company shall have delivered to RTG a three-year business plan for RTG’s activities following the Closing.

(l)           Investor Relations Firm. The Company shall have caused RTG to have engaged an investor relations firm reasonably satisfactory to RTG to provide services to RTG following the Closing.

(n)           Completion of Audits. The Company shall have available audited consolidated financial statements prepared in accordance with US GAAP for each of their past three full fiscal years.

(o)           Compliance with Exchange Act. RTG shall be in material compliance with its obligations under the Exchange Act.

7.3           Conditions to CLOUD CHANNEL’ and the Company’s Obligations. The obligations of CLOUD CHANNEL and the Company under this Agreement are subject to the fulfillment, at or prior to the Closing, of the conditions precedent specified in paragraph (e) of Section 7.2 hereof, and the following additional conditions:

(a)            No Errors, etc. The representations and warranties of RTG under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b)            Compliance with Agreement. RTG shall have performed and complied with in all material respects all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

(c)            No Default or Adverse Change. There shall not exist on the Closing Date any Default or Event of Default or any event or condition, that with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default and, since the RTG Balance Sheet Date, there shall have been no material adverse change in the Condition of RTG.

(d)            Supporting Documents. CLOUD CHANNEL and the Company shall have received the following:

(i)           Copies of resolutions of RTG’s Board of Directors and stockholders, certified by its Secretary, authorizing and approving, to the extent applicable, the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered by them pursuant hereto and thereto;

(ii)           A certificate of incumbency executed by the Secretary of RTG certifying the names, titles and signatures of the officers authorized to execute the documents referred to in this Agreement and further certifying that the Certificates of Incorporation and By-laws of RTG appended thereto are in full force and effect and have not been amended, modified restated or superseded;

(iv)           Evidence as of a recent date of the good standing and corporate existence of each of issued by the Companies House.

(v)           Such additional supporting documentation and other information with respect to the transactions contemplated hereby as CLOUD CHANNEL and the Company may reasonably request.

(e)            Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to CLOUD CHANNEL.

(f)            Completion of Due Diligence Review. CLOUD CHANNEL and the Company shall have satisfactorily completed their due diligence review of RTG.

7.4           Conditions  immediately antecedent to Closing, Dominic Hawes-Farley is owed the amount of $75,000.00. This will be recorded as a liability to RTG on Closing.

ARTICLE 8
TERMINATION PRIOR TO CLOSING.

8.1           Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

(a)           By the mutual written consent of CLOUD CHANNEL, the Company and RTG;

ARTICLE 9
INDEMNIFICATION AND RELATED MATTERS

9.1           Indemnification by RTG. Subject to Section 9.5, RTG shall indemnify and hold harmless CLOUD CHANNEL, the Company and their respective officers, directors, employees, agents, representatives, consultants, attorneys, successors, transferors and assigns (collectively, the "Company Group") from and against any and all damages, claims, losses, liabilities, fines, penalties and expenses including, without limitation, reasonable attorneys’ fees, accounting and other expenses to investigate, defend or mitigate any of the foregoing (collectively, “Losses”) asserted against or incurred or sustained by any or all of the Company Group arising out of: (i) any breach of any covenant or agreement of RTG contained in this Agreement; (ii) any breach of any of the warranties or representations set forth in Article 3 hereof; and (iii) the operations of RTG prior to the Closing, to the extent such operations involve or result in violations of or noncompliance with any self-regulatory organization's rules and regulations or any foreign, Federal, state or local law, ordinance, regulation or rule relating to the conduct of such operations.

9.2           Indemnification by CLOUD CHANNEL and the Company. Subject to Section 9.5, CLOUD CHANNEL and the Company shall jointly and severally indemnify and hold harmless RTG and its officers, directors, employees, agents, representatives, consultants, attorneys, successors, stockholders, transferors and assigns (the “RTG Group”) from and against any and all Losses asserted against or incurred or sustained by any or all of the RTG Group arising out of: (i) any breach of any covenant or agreement of CLOUD CHANNEL or the Company contained in this Agreement; (ii) any breach of any of the warranties or representations set forth in Article 2 hereof; (iii) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business, operations or actions of CLOUD CHANNEL or any of the Companies prior to the Closing, to the extent such business, operations or actions involve or result in violations of or noncompliance with any self-regulatory organization's rules and regulations or any applicable foreign, Federal, state or local law, ordinance, regulation or rule; (iv) all taxes (including, without limitation, income, payroll, ad valorem real and personal property, gross receipts, sales, use, franchise and stamp taxes) imposed by any Federal, state or local government or other taxing authority in the United States or any foreign government or subdivision or taxing authority thereof, together with any interest or penalties thereon, which arise from or relate to consummation of the transactions contemplated hereby or the operations of CLOUD CHANNEL and the Company prior to the Closing (collectively, "Taxes");

9.3           Indemnification Procedure.

(a)           Upon obtaining knowledge thereof, a person who may be entitled to indemnification hereunder (the "Indemnitee") shall promptly give the Party who may be obligated to provide such indemnification (the "Indemnitor") written notice of any Losses which the Indemnitee has determined has given or could give rise to a claim for indemnification hereunder (a "Notice of Claim"). A Notice of Claim shall specify in reasonable detail the nature and all known particulars related to a Loss. The Indemnitor shall perform its obligations hereunder with respect to a Loss described in a Notice of Claim within 30 days after the Indemnitor shall have received such Notice of Claim; provided, however, that such obligations shall be suspended so long as the Indemnitor is in good faith defending, contesting or otherwise opposing pursuant to paragraph (b) a Loss which constitutes a claim, demand, suit, action or proceeding described in paragraph (b).

(b)           With respect to a Loss which constitutes a third-party claim, demand, suit, action or proceeding and which is the subject of a Notice of Claim, the Indemnitor shall, in good faith and at its own expense, defend, contest or otherwise oppose such claim, demand, suit, action or proceeding with legal counsel selected by it. The Indemnitee shall have the right, but not the obligation, to participate, at its own expense, in the defense, contest or other opposition thereof through legal counsel selected by it and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims which it may have. So long as the Indemnitor is, in good faith, defending, contesting or otherwise opposing such claim, demand, suit, action or proceeding, the Indemnitee shall (i) at all times cooperate, at its own expense, in all reasonable ways with, make its relevant files and records available for inspection and copying by, make its employees reasonably available to and otherwise render reasonable assistance to the Indemnitor upon request; and (ii) not compromise or settle such claim, demand, suit, action or proceeding without the prior written consent of the Indemnitor. If the Indemnitor fails to so defend, contest or otherwise oppose such claim, demand, suit, action or proceeding, the Indemnitee shall have the right, but not the obligation, to defend, contest or otherwise oppose, to assert cross-claims or counterclaims with respect to and to compromise and settle such claim, demand, suit, action or proceeding without affecting, impairing or limiting any indemnification to which the Indemnitee is entitled hereunder. If the Indemnitee is entitled to indemnification hereunder with respect to such claim, demand, suit, action or proceeding, the Indemnitor shall also indemnify the Indemnitee for all of the legal fees and expenses reasonably and actually incurred in connection with the defense, contest or other opposition of such claim, demand, suit, action or proceeding pursuant to the immediately preceding sentence.

9.4           Subrogation. Any Indemnitor hereunder shall be subrogated to the rights of the Indemnitee with respect to any claims, suits or demands for which the Indemnitor has indemnified the Indemnitee.

9.5           Survival. All representations, warranties, covenants and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing for a period of one year.

ARTICLE 10
DEFINITIONS.

Unless the context otherwise requires, the terms defined in this Article 10 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

10.1           “Affiliate” shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

10.2           “Agreement” shall mean this Agreement.

10.3           “Balance Sheets” and “Balance Sheet Date” shall have the meanings assigned to such terms in Section 2.10 hereof.

10.4           [Intentionally Left Blank]

10.5           [Intentionally Left Blank]

10.6           “Closing” and “Closing Date” shall have the meanings assigned to such terms in Section 11 hereof.

10.7           “Code” shall mean the Internal Revenue Code of 1986, as amended.

10.8           “Commission” or “SEC” shall mean the United States Securities and Exchange Commission.

10.10           [Intentionally Left Blank]

10.11           [Intentionally Left Blank]

10.12           “Condition of the Companies” shall have the meaning assigned to it in Section 2.2 hereof.

10.13           “Condition of RTG” shall have the meaning assigned to it in Section 3.11 hereof.

10.14           [Intentionally Left Blank]

10.15           [Intentionally Left Blank]

10.16           “Environmental Laws” means the UK Environmental Laws.

10.17           “ERISA” shall mean the Employee Retirement Income Securities Act of 1974, as amended.

10.18           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

10.19           “GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time.

10.20           “Hazardous Material” means any substance or material meeting any one or more of the following criteria: (a) it is or contains a substance designated as or meeting the characteristics of a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law; (b) its presence at some quantity requires investigation, notification or remediation under any Environmental Law; or (c) it contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or waste, pesticides, herbicides, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas.

10.21           “knowledge” and “know” means, when referring to any person or entity, the actual knowledge of such person or entity of a particular matter or fact, and what that person or entity would have reasonably known after due inquiry. An entity will be deemed to have “knowledge” of a particular fact or other matter if any individual who is serving, or who has served, as an executive officer of such entity has actual “knowledge” of such fact or other matter, or had actual “knowledge” during the time of such service of such fact or other matter, or would have had “knowledge” of such particular fact or matter after due inquiry.

10.22           [Intentionally Left Blank]

10.23           “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

10.24           “RTG” shall mean RTG Ventures, Inc., a Florida corporation.

10.25           “RTG Balance Sheet Date” shall have the meaning assigned to it in Section 3.10 hereof.

10.26           “RTG Common Stock” shall mean the common stock, $0.001 par value per share, of RTG.

10.27           “RTG Financial Statements” shall have the meaning assigned to it in Section 3.6 hereof.

10.28           “RTG SEC Documents” shall have the meaning assigned to it in Section 3.5 hereof.

10.29           “Permitted Liens” shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’ and materialmens’ and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by the Company in its business.

10.30           “Person” shall include all natural persons, corporations, business trusts, associations, limited liability Company, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

10.31           “Securities Act” shall mean the United States Securities Act of 1933, as amended.

10.32           “Tax” or “Taxes” shall mean (i) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, advalorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (Federal, state or local) the United Kingdom or other applicable foreign jurisdiction; (ii) any liability for the payment of any amounts described in clause (i) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Regulation section 1.1502-6; and (iii) any liability for the payments of any amounts as a result of being a party to any Tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (i) or (ii).

10.33           “Tax Return” shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with or supplied to a Tax authority relating to Taxes.

ARTICLE 11
MISCELLANEOUS.

11.1           Survival of Representations and Warranties. The representations and warranties of the parties made in Articles 2 and 3 of this Agreement (including the Schedules hereto, which are hereby incorporated by reference) shall survive for a period of one year following the Closing Date; provided, that this Section 11.1 shall not limit any claim described in Section 9.2(iv) or any claim in any way based upon any certificate, opinion, covenant or agreement which by its terms is relied upon by a party or contemplates performance after the Closing or pursuant to any other certificate, statement or agreement or any claim for fraud.

11.2           Amendment. This Agreement may be amended or modified at any time in all respects by an instrument in writing executed by the parties hereto.

11.3           Notices. Any notice, request or other communication hereunder shall be given in writing and shall be deemed given when delivered personally or by facsimile transmission, telegraph, telex or electronic mail with printed receipt, or two business days after being sent by overnight delivery or five business days after sent certified mail, postage pre-paid and receipt requested, in each case addressed as follows:

Vika Corp.
If to RTG:

RTG Ventures, Inc.
c/o David E. Price, Esq.
13520 Oriental St
Rockville, Md 20853
(202) 536-5191

With a copy to:
Law offices of David E. Price, Esq.
13520 Oriental St
Rockville, Md 20853
1 (202) 536-5191

If to CLOUD CHANNEL or the Company:

R Ward
Partner
Brebners
The Quadrangle
180 Wardour St
London
W1F 8LB

With a copy to:
Dominic Hawes-Fairley
25 Twilley Street
London SW18 4NU
England
By email:dom@cloudchannel.co.uk

Or at such other addresses as the Parties may instruct by notice given pursuant to this Section 11.3.

11.4           Entire Agreement. This Agreement, including the schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

11.5           Expenses. Except as otherwise provided herein, each party shall bear and pay all of the legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement.

11.6           Dispute Resolution. The Parties agree to attempt initially to solve all claims, disputes or controversies arising under, out of or in connection with this Agreement by conducting good faith negotiations. If the Parties are unable to settle the matter between themselves, the matter shall thereafter be resolved by alternative dispute resolution, starting with mediation and including, if necessary, a final and binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During such period, the Parties shall make good faith efforts to amicably resolve the dispute without arbitration. Any arbitration hereunder shall be conducted under the rules of the American Arbitration Association. Each such arbitration shall be conducted by a panel of three arbitrators: one arbitrator shall be appointed by each of RTG and CLOUD CHANNEL and the third shall be appointed by the American Arbitration Association. Any such arbitration shall be held in New York, New York. The arbitrators shall have the authority to grant specific performance. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred under this Agreement or by the applicable statute of limitations. The prevailing party in any such arbitration shall be entitled to recover from the other party, in addition to any other remedies, all reasonable costs, attorneys’ fees and other expenses incurred by such prevailing par

11.7           Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.8           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns; provided,however, that no party shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of the others, which may be withheld in their sole discretion and any such transfer or assignment without said consent shall be void.

11.9           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

11.10         Recitals, Schedules and Exhibits. The Recitals, Schedules and Exhibits to this Agreement are incorporated herein and, by this reference, made apart hereof as if fully set forth herein.

11.11         Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

11.12         Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

RTG: RTG VENTURES, INC.

By: /s/
Name: Linda Perry Title: Chief Executive Officer

CLOUD CHANNEL:

By: /s/
Name: Dominic Hawes-Farley Title: Director